Prospectus Supplement filed under Rule 424(b)(3)
                                         Registration No. 333-45569

                       Prospectus Supplement

           The Prospectus dated February 4, 1998 relating to the offer for resale of up to $250,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.80% Convertible Subordinated Notes due September 16, 2004 is hereby supplemented to include the following information in the "Selling Securityholders" table in the Prospectus Supplement dated February
25, 1998:

                                                      Principal Amount
                  Selling Holders                      of Registered
                  ---------------                      -------------
                                                            Notes
                                                            -----

Arkansas PERS....................................       $1,600,000
FSA Inc..........................................          730,000
ICI American Holdings Trust......................          540,000
Merrill Lynch Insurance Group....................          350,000
Nalco Chemical Corp. Retirement..................          255,000
Occidental Petroleum.............................           50,000
PRIM Board.......................................        2,950,000
Starvest Fund-Investment Grade...................          750,000
State of Delaware PERS...........................        1,350,000
State of Oregon/SAIF Corporation.................        5,000,000
Southern Farm Bureau Life Insurance-FRIC.........          720,000
Valley Insurance.................................          145,000
Zeneca Holdings Trust............................          540,000
                                                          --------

Total............................................      $14,980,000











        This Prospectus Supplement is dated March 27, 1998.